EXHIBIT 99.1

CERTIFICATE OF DESIGNATION OF SERIES B
CONVERTIBLE PREFERRED STOCK OF THE REGISTRANT

CERTIFICATE OF DESIGNATION

OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

THE SPORTS CLUB COMPANY, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

     THE SPORTS CLUB COMPANY, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), hereby certifies that pursuant to the provisions of Sections 141 and 151 of the GCL, the Board of Directors of the Corporation (the “Board”), at a duly noticed meeting thereof held on March 15, 2002, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

     WHEREAS, the Board is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to fix and amend by resolution or resolutions the designation of each series of Preferred Stock (the “Preferred Stock”), and the rights, powers, preferences, qualifications, limitations and restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board under the GCL; and

     WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series:

     NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such number and series of Preferred Stock on the terms and with the provisions herein set forth:

1. Designation, Number of Shares, Par Value and Ranking. The shares of the series of Preferred Stock authorized by this resolution shall be designated as “Series B Convertible Preferred Stock” (“Series B Preferred”). The number of shares initially constituting the Series B Preferred shall be ten thousand five hundred (10,500), $0.01 par value per share, which number shall not be increased without the consent of holders of a majority of the outstanding Series B Preferred. The Series B Preferred shall, with respect to dividend rights and rights on liquidation, winding up, and dissolution, rank senior to all series and classes of the common stock of the Corporation (the “Common Stock”). Subject to compliance with applicable protective voting rights which may be granted to the Preferred Stock or any series thereof in Certificates of Designation or in the Corporation’s Certification of Incorporation (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock (including the Series B Preferred, subject to compliance with Section 7 hereof). Subject to compliance with applicable Protective Provisions, the Board is also authorized to increase or decrease the number of shares of Series B Preferred, prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of Series B Preferred shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

2. Dividend Rights.

(a) Subject to the rights of holders of all classes of stock (issued in compliance with Section 7 hereof, if applicable) at the time outstanding having prior rights as to dividends, the holders of the Series B Preferred shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, dividends at an annual rate (the “Dividend Rate”) of $90.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum. Dividends on the Series B Preferred, whether or not declared, shall be cumulative but shall not accrue interest. The Board shall not pay any dividend to the holders of the Common Stock during any fiscal year of the Corporation until it has paid all cumulative but unpaid dividends at the Dividend Rate to the holders of the Series B Preferred for such fiscal year and any prior years.

(b) At the option of the Corporation, but subject to the provisions of Section 9 hereof, dividends may be paid in shares of Series B Preferred. If the Corporation pays a dividend in shares of Series B Preferred, the number of such shares to be issued to each holder of Series B Preferred shall equal the dollar amount of the cash dividend that would be otherwise payable in accordance with Section 2(a), divided by the Original Series B Issue Price (as defined below). No fractional shares shall be issued, and the Corporation may round the number of shares of Series B Preferred payable in lieu of a cash dividend down to the nearest whole share.

3. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the rights of the holders of any other series of Preferred Stock that may from time to time come into existence, the holders of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount equal to one thousand dollars ($1,000.00) for each outstanding share of Series B Preferred (the “Original Series B Issue Price”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of holders of any other series of Preferred Stock that may from time to time come into existence (in compliance with Section 7, if applicable), the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in proportion to the amount of such stock owned by each such holder.

(b) Upon the completion of the distribution required by Section 3(a) and any other distribution that may be required with respect to any other series of Preferred Stock that may from time to time come into existence, any remaining assets of the Corporation shall be distributed ratably to the holders of the Common Stock only, and the Series B Preferred shall have no right to participate in any such distribution.

(c) (i) For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger (x) effected exclusively for the purpose of changing the domicile of the Corporation, or (y) between the Corporation and any majority-owned subsidiary which can be merged with or into the Corporation through a statutory short-form merger under applicable corporate law); or (B) a sale of all or substantially all of the assets of the Corporation, unless the Corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise), hold at least 50% of the voting power of the surviving or acquiring entity. Notwithstanding the foregoing, any transaction (or series of related transactions) after which the Corporation is no longer subject to the reporting requirements under applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any similar successor statute, shall be treated as a liquidation for purposes of this Section 3.

          (ii) If, upon the consummation of any such transaction, the consideration to be received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities to be received by the Corporation shall be valued as follows:

               A. Securities not subject to investment letter or other similar restrictions on free marketability:

                    (1) If traded on a securities exchange or through NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                    (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                    (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

               B. The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

          (iii) In the event the requirements of this Section 3(c) are not complied with, the Corporation shall forthwith either:

               (A) cause such closing to be postponed until such time as the requirements of this Section 3 have been complied with; or

               (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series B Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 3(c)(iv) hereof.

          (iv) The Corporation shall give each holder of record of Series B Preferred written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

          4. Conversion. The holders of the Series B Preferred shall have conversion rights as follows (the “Conversion Rights”):

     (a)  Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000.00 by the Conversion Price (as hereinafter defined) in effect on the date the certificate is surrendered for conversion. The initial “Conversion Price” per share of Series B Preferred shall be $3.00, subject to adjustment as set forth in Section 4(d).

     (b)  Automatic Conversion. Each share of Series B Preferred shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect upon the Corporation’s obtaining the vote or consent to such conversion of a majority of the then outstanding shares of Series B Preferred, voting as a class.

     (c)  Mechanics of Conversion. Before any holder of Series B Preferred shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred and shall give written notice to the Corporation, at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares as of such date.

     (d)  Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series B Preferred shall be subject to adjustment from time to time as follows:

          (i) (A) If the Corporation shall issue, after the date upon which any shares of Series B Preferred were first issued (the “Purchase Date” with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series B Preferred in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Series B Preferred and all other convertible securities had been fully converted, and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised, immediately prior to such issuance (and the resulting securities were fully converted into shares of Common Stock, if so convertible) as of such date. For purposes of adjusting the Conversion Price of the Series B Preferred, the grant, issue or sale of Additional Stock consisting of the same class of security and warrants to purchase such security issued or issuable at the same price at two or more closings held within a six-month period shall be aggregated and shall be treated as one sale of Additional Stock occurring on the earliest date on which such securities were granted, issued or sold.

               (B) No adjustment of the Conversion Price for the Series B Preferred shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

               (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

               (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board irrespective of any accounting treatment.

               (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i) and Section 4(d)(ii):

                         (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities, options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(d)(i)(C) and 4(d)(i)(D)).

                         (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series B Preferred, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series B Preferred, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (prior to such expiration or termination), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                         (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 4(d)(i)(E)(3) or (4).

          (ii) Anything herein to the contrary notwithstanding, “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E), by the Corporation after the Purchase Date other than:

               (A) Common Stock issued pursuant to a transaction described in Section 4(d)(iii) hereof;

               (B) up to 4,850,000 shares of Common Stock issuable or issued to employees, consultants, officers, directors or vendors (if in transactions with primarily non-financing purposes) of the Corporation directly, in connection with the Corporation’s 401(k) plan or pursuant to a stock option, stock purchase or restricted stock plan, in each case approved by the Board;

               (C) Common Stock issued on conversion of the Series B Preferred or as stock dividends;

               (D) Common Stock (or warrants, options or other convertible securities entitling the holder to acquire Common Stock) issued to guarantors of the Corporation’s indebtedness, or to lenders, financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, but only if such Common Stock (or warrants, options or other convertible securities entitling the holder to acquire Common Stock) is issued at no less than “Market Price” (for purposes of this Section 4(d)(ii)(D), “Market Price” shall be the closing price of the Common Stock on the American Stock Exchange or such other principal market on which the Common Stock is then traded on the business day next preceding the date on which the Board approves such transaction); or

               (E) Common Stock issued pursuant to options, warrants, notes or other rights to acquire securities of the Corporation which are outstanding on the Purchase Date.

          (iii) If the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents (with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E)).

          (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (v) Notwithstanding the foregoing, any adjustment in the Conversion Price for the Series B Preferred shall be subject to the prior approval of the American Stock Exchange.

     (e)  Other Distributions. If the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(iii), then, in each such case for the purpose of this Section 4(e), the holders of the Series B Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     (f)  Recapitalizations. If, at any time or from time to time, there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive, upon conversion of the Series B Preferred, the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series B Preferred after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred) shall be applicable after that event to the extent reasonably practicable.

     (g)  No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred against impairment.

     (h)  No Fractional Shares and Certificate as to Adjustments.

          (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. If such number of shares of Common Stock to be issued is rounded down so as to result in unissued fractional shares, the Corporation shall pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions is determined. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price (or the number of shares of Common Stock issuable upon conversion) of Series B Preferred pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based within thirty (30) days of such adjustment or readjustment. The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred.

     (i)  Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     (j)  Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred pursuant to the terms hereof; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s Certificate of Incorporation.

     (k)  Notices. Any notice required by the provisions of this Section 4 to be given to the holders of the Series B Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          5. Redemption.

     (a)  Subject to the rights of holders of any other series of Preferred Stock which may from time to time come into existence (in compliance with Section 7 hereof, if applicable), the Corporation may, at any time it may lawfully do so, at the option of the Board, redeem in whole or in part the Series B Preferred by paying in cash therefor a sum per share equal to $1,000.00, together with all accrued but unpaid dividends with respect to such shares to and including the Redemption Date (such total amount is hereafter referred to as the “Redemption Price”). In the event of any redemption of only a part of the then outstanding Series B Preferred, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder thereof.

     (b)  Subject to the rights of holders of any other series of Preferred Stock which may from time to time come into existence (in compliance with Section 7 hereof, if applicable), on or any time after the seventh (7th) anniversary of the Purchase Date, within sixty (60) days after the receipt by the Corporation of the written request of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the then outstanding Series B Preferred (the “Redemption Request”), the Corporation shall redeem all of the then outstanding Series B Preferred, by paying in cash therefor a sum per share equal to the Redemption Price. Notwithstanding the foregoing, the Corporation shall not be obligated to redeem any Series B Preferred under this Section 5(b) if (i) at the time it receives the Redemption Request, the Corporation is not then permitted to redeem such securities under applicable law, or (ii) a redemption of the Series B Preferred would, as of the date of receipt by the Corporation of the Redemption Request, result in any breach or termination of, or constitute a material default under, or create any rights of termination, cancellation or acceleration under, any agreement, contract, instrument or certificate evidencing any secured indebtedness of the Corporation, in either of which events, the Corporation’s redemption obligation under this Section 5(b) shall be suspended until such time that the condition(s) set forth in subsections (i) and/or (ii) above, as applicable, no longer exist.

     (c)  Subject to the rights of holders of any other series of Preferred Stock which may from time to time come into existence (in compliance with Section 7 hereof, if applicable), at least thirty (30) (or, in the case of a redemption pursuant to Section 5(b), twenty (20)) but no more than sixty (60) days prior to the date fixed for any redemption of the Series B Preferred (the “Redemption Date”), notice shall be mailed, first class, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred to be redeemed, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of the Corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which such holder’s Conversion Rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Except as provided in Section 5(e) below, on or after the Redemption Date, each holder of Series B Preferred to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (d)  From and after the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of the holders of such shares as holders of Series B Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of holders of any other series of Preferred Stock which may from time to time come into existence, if the funds of the Corporation legally available for redemption of shares of Series B Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series B Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. The shares of Series B Preferred not redeemed shall remain outstanding and entitled to all of the rights and preferences provided herein. Subject to the rights of holders of any other series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     (e)  Subject to the rights of holders of any other series of Preferred Stock which may from time to time come into existence, not less than three (3) days prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all outstanding shares of Series B Preferred designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price to the holders of the Series B Preferred upon surrender of their certificates. Any monies deposited by the Corporation pursuant to this Section 5(e) for the redemption of shares which are thereafter converted into shares of

Common Stock pursuant to Section 4 hereof no later than the close of business on the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation pursuant to this Section 5(e) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to the Corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series B Preferred and payment of any bond requested by the Corporation, to receive such monies but without interest from the Redemption Date.

     (f)  If the Redemption Date is set for any date earlier than the third anniversary of the Purchase Date, then, in addition to the Corporation’s payment of the Redemption Price to each holder of Series B Preferred, each such holder shall receive, on the Redemption Date, a warrant to purchase the Corporation’s Common Stock at a purchase price of $3.00 per share, exercisable at any time between the Redemption Date and that date which is five years from and after the Purchase Date (the “Warrant”). Each holder of Series B Preferred shall receive a Warrant to purchase that number of shares of Common Stock to which the holder of the Series B Preferred would have been entitled upon conversion of the Series B Preferred pursuant to the terms of Section 4 hereof. The Warrant shall be in the form heretofore agreed to by the Corporation and each holder of Series B Preferred.

          6. Voting Rights. The holder of each share of Series B Preferred shall have the right to one vote for each share of Common Stock into which such Series B Preferred could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any contrary provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted, and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half and greater being rounded upward).

          7. Protective Provisions. The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred:

     (a)  alter or change the rights, preferences or privileges of the shares of Series B Preferred so as to materially and adversely affect such shares;

     (b)  authorize, create or issue a senior or pari passu class of Preferred Stock;

     (c)  amend the Corporation’s Certificate of Incorporation or Bylaws so as to materially and adversely affect the shares of Series B Preferred; or

     (d)  change the Corporation’s principal line of business.

          8. Status of Converted or Redeemed Stock. In the event any shares of Series B Preferred shall be converted pursuant to Section 4 hereof or redeemed pursuant to Section 5 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

          9. Shareholder Vote. Anything herein to the contrary notwithstanding, unless the Corporation shall have obtained the prior approval of its shareholders at a meeting thereof duly noticed and held in accordance with applicable law, the Corporation shall not issue shares of Common Stock to the holder or holders of the Series B Preferred, whether upon conversion of the Series B Preferred pursuant to Section 4 hereof or otherwise (a “Stock Issuance”), if the aggregate number of shares of Common Stock (a) which shall have previously been issued in connection with a Stock Issuance, and (b) which are proposed to be issued at any time and from time to time, shall exceed 19.9% (the “Threshold Amount”) of the aggregate number of shares of Common Stock which is issued and outstanding as of the Purchase Date. For purposes of this Section 9, in calculating the aggregate number of shares of Common Stock which is outstanding on the Purchase Date, only shares which are actually issued and outstanding on such Date shall be considered.

          10. Rights Under Rights Agreement. Reference is made to that certain Rights Agreement dated as of October 6, 1998 by and between the Corporation and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”), as amended from time to time (the “Rights Agreement”). If, pursuant to the terms of the Rights Agreement, the Corporation shall at any time be obligated to cause the Rights Agent to deliver Right Certificates to holders of Common Stock, each holder of the Series B Preferred shall be entitled to receive a Right Certificate representing one Right (as defined in the Rights Agreement) for each share of Common Stock into which such Series B Preferred could then be converted, such Right Certificate to be delivered concurrently with the delivery of Right Certificates to the holders of Common Stock, whether or not such holder of the Series B Preferred shall have exercised his, her or its conversion rights hereunder at such time. Notwithstanding the foregoing, in no event shall a holder of Series B Preferred be eligible to receive a Right Certificate pursuant to the terms hereof and the Rights Agreement if such holder is a “28% Stockholder” or its “Affiliate” or “Associate” on the “Distribution Date” (as those terms are defined in the Rights Agreement). Any determination made by the Board as to whether any Common Stock is or was “Beneficially Owned” (as defined in the Rights Agreement) at any time by a 28% Stockholder, or any of its Affiliates or Associates, shall be conclusive and binding upon holders of the Rights (as well as holders of the Series B Preferred).

          11. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series B Preferred shall not have any preferences or rights other than those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) and in the Corporation’s Certificate of Incorporation.

          12. Headings. The headings of the various Sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          13. Severability of Provisions. If any right, preference or limitation of the Series B Preferred set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation.

     IN WITNESS WHEREOF, The Sports Club Company, Inc. has caused this certificate to be executed by an authorized officer this 15th day of March, 2002.

By:	/s/ Timothy O’Brien
Name: Title:	Timothy O’Brien Chief Financial Officer

Attest:

/s/ Lois Barberio

Lois Barberio, Secretary